Exhibit 10.13

SECURITIES COLLATERAL PLEDGE AGREEMENT

     SECURITIES COLLATERAL PLEDGE AGREEMENT (this “Agreement”) dated as of June 21, 2004 by and among each of:

     GAMESTOP OF TEXAS (GP), LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 2250 William D. Tate Avenue, Grapevine, Texas (hereinafter, the “Pledgor”); and

     FLEET RETAIL GROUP, INC., a Delaware corporation, as collateral agent (in such capacity, the “Collateral Agent” for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

     WHEREAS, the Pledgor, among others, has entered into a certain Amended and Restated Credit Agreement dated as of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Pledgor and the other Borrowers named therein, (ii) the Lenders named therein, (iii) Fleet Retail Group, Inc., as Administrative Agent and Collateral Agent for the Lenders and the Issuing Bank, and (iv) Fleet National Bank, as Issuing Bank, pursuant to which Credit Agreement the Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, upon the terms and subject to the conditions specified in, the Credit Agreement; and

     WHEREAS, the Pledgor, among others has entered into a certain Amended and Restated Guaranty of even date herewith in favor of the Secured Parties (as such may be amended, modified, supplemented or restated hereafter, the “Guaranty”), pursuant to which Guaranty the Pledgor guarantees the Obligations of the other Borrowers; and

     WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Pledgor of an agreement in the form hereof to secure the Obligations (as defined herein).

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgor and the Collateral Agent hereby agree as follows:

SECTION 1

Definitions

     1.1 Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the Commonwealth of Massachusetts; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Massachusetts, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

     1.2 Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     “Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

     “Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     “Guaranty” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     “Guaranty Obligations” shall mean the obligations and liabilities guarantied by the Guarantors pursuant to the Guaranty.

     “Investment Property” shall have the meaning given that term in the UCC.

     “Obligations” shall mean “Obligations” as defined in the Credit Agreement and the Guaranty Obligations.

     “Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

     “Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

     “Secured Parties” shall have the meaning assigned to such term in the Security Agreement.

     “Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

     “Security Agreement” shall mean that certain Amended and Restated Security Agreement dated as of even date herewith executed and delivered by the Pledgor and the other Grantors named therein to Fleet Retail Group, Inc., as Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

     1.3 Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

     As security for the payment and performance, as the case may be, in full of the Obligations, the Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor’s right, title and interest in, to and under:

     2.1 the partnership interests owned by the Pledgor and listed on Schedule I hereto, and any other equity interest of any Subsidiary obtained in the future by the Pledgor, and all securities representing all such equity interests (the “Pledged Securities”);

     2.2 all other Investment Property that may be delivered to, and held by, the Collateral Agent pursuant to the terms hereof;

     2.3 subject to Section 6, all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities referred to in clauses 2.1 and 2.2 above;

     2.4 subject to Section Section 6, all rights and privileges of the Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

     2.5 all proceeds of any of the foregoing (the items referred to in clauses 2.1 through 2.5 being collectively referred to as the “Pledged Collateral”).

     TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, until the Obligations have been paid in full in cash, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement; subject, however, to the terms, covenants and conditions hereinafter set forth.

     Upon delivery to the Collateral Agent pursuant to Section 3 of this Agreement, (a) all securities now or hereafter included in the Pledged Securities shall be accompanied by instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

     3.1 On or before the Closing Date, the Pledgor shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, any and all Investment Property, and any and all certificates or other instruments or documents representing the Pledged Collateral.

     3.2 The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to sign (if required) and file in any appropriate filing office, wherever located, any Financing Statement that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any Financing Statement. The Pledgor also authorizes the Collateral Agent to file a copy of this Agreement in lieu of a Financing Statement, and to take any and all actions required by any earlier versions of the UCC or by any other Applicable Law. The Pledgor shall provide the Collateral Agent with any information the Collateral Agent shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

     The Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent that:

     4.1 the Pledged Securities represent that percentage of equity interest of the Issuer with respect thereto as set forth on Schedule I,;

     4.2 except for the security interest granted hereunder, and except as otherwise permitted in the Credit Agreement and the other Loan Documents, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Encumbrances and Liens in favor of the Collateral Agent, (iii) will make no assign-

ment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Encumbrances, and (iv) subject to Section 6, will cause any and all Pledged Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

     4.3 except as expressly permitted under the Credit Agreement, the Pledgor (a) shall not vote for, or agree or consent to, the admission of any new partners or the substitution of any partner of any Issuer the Pledged Securities, (b) shall not vote for, or agree or consent to, the sale, transfer, pledge or encumbrance of any partnership, interest in any Issuer of the Pledged Securities, (c) shall not resign as a partner of any Issuer of the Pledged Securities or take any action which could result in the termination of Pledgor’s rights as a partner of any Issuer of the Pledged Securities, (d) shall not vote for, or agree or consent to, the discontinuance of the business or the dissolution or liquidation of any Issuer of any Pledged Securities, (e) shall not vote for, or agree or consent to, the substitution, removal, or other change of any limited partner of any Issuer of the Pledged Securities, (f) shall not vote for, or agree or consent to, any modifications to the organizational documents of any Issuer of the Pledged Securities, and (g) shall not enter into any new agreements which restrict, limit or otherwise impair the transferability of its partnership interest in any Issuer of the Pledged Securities;

     4.4 the Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Encumbrances and the Lien created by this Agreement or the other Loan Documents), however arising, of all Persons whomsoever;

     4.5 no consent of any other Person (including any other partner of any Issuer of the Pledged Securities or stockholders or creditors of the Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Security Agreement;

     4.6 by virtue of the execution and delivery by the Pledgor of this Agreement, and the delivery by the Pledgor to the Collateral Agent of the certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Obligations, to the extent such security interest may be perfected by possession;

     4.7 the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

     4.8 all the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable; and

     4.9 all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the date hereof.

SECTION 5

Registration in Nominee Name; Copies of Notices

     Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own names as pledge or the name of its nominee (as pledgee or as sub-agent). The Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor.

SECTION 6

Voting Rights; Distributions and Interest, Etc.

     6.1 Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law; provided, however, that the Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

     6.2 Unless and until a Cash Dominion Event shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all cash distributions paid on the Pledged Collateral to the extent, and only to the extent, that such cash distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement, the Credit Agreement, the other Loan Documents and Applicable Law. All noncash distributions, and all distributions paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding partnership interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, to the extent required to be paid to the Collateral Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

     6.3 Upon the occurrence and during the continuance of an Cash Dominion Event, all rights of the Pledgor to distributions that the Pledgor is authorized to receive pursuant to Section 6.2 above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such distributions. All distributions received by the Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the FRG Concentration Account in accordance with the provisions of Section 2.22 of the Credit Agreement in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.

     6.4 Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to 6.1 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived in writing by the Collateral Agent, the Pledgor will have the right to exercise the voting and consensual rights and powers that they would otherwise be entitled to exercise pursuant to the terms of 6.1.

SECTION 7

Remedies upon Default

     Upon the occurrence of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

     7.1 The Collateral Agent may sell, resell, assign and deliver, or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor.

     7.2 The Collateral Agent shall give the Pledgor at least ten (10) days’ prior written notice, by authenticated record, of the Collateral Agent’s intention to make any sale of the

Pledged Collateral. Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, and (ii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made. The Pledgor agrees that such written notice shall satisfy all requirements for notice to the Pledgor which are imposed under the UCC with respect to the exercise of the Collateral Agent’s rights and remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

     7.3 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.

     7.4 At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 7, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from the Pledgor on account of the Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor.

     7.5 For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

     7.6 As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     7.7 The Pledgor recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Collateral Agent nor any Secured Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     7.8 To the extent permitted by Applicable Law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 8

Application of Proceeds of Sale

     The proceeds of any sale of Pledged Collateral pursuant to Section 7, as well as any Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as required pursuant to the terms of Section 6.2 of the Security Agreement.

     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Registration, Etc.

     If the Collateral Agent reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, the Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, the Pledgor will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the Issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Without limiting any of its other indemnification obligations under the Loan Documents, the Pledgor agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the Issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. The Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the Issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgor will bear all costs and expenses of carrying out their obligations under this Section 9. The Pledgor acknowledges that there is no adequate remedy at law for failure by them to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 9 may be specifically enforced.

SECTION 10

Further Assurances

     The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 11

Intent

     This Agreement is being executed and delivered by the Pledgor for the purpose of confirming the grant of the security interest of the Collateral Agent in the Pledged Collateral. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the Pledged Collateral. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the Pledged Collateral as in all other Collateral. In the event of a conflict between this

Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the Security Agreement with respect to all other Collateral.

SECTION 12

Governing Law

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

PLEDGOR:	GAMESTOP OF TEXAS (GP), LLC

	By:	GameStop, Inc.

	By:	/s/ David W. Carlson

Name: David W. Carlson
Title: Executive Vice President and Chief Financial Officer

COLLATERAL AGENT:	FLEET RETAIL GROUP, INC., as Collateral Agent

	By:	/s/ Keith Vercauteren

Keith Vercauteren
Director